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                                                             EXHIBIT (24)(B)



                             IBM Credit Corporation
                             Secretary's Certificate


The undersigned, John J. Shay, Jr., Secretary of IBM Credit Corporation (the "Corporation"), does hereby certify that appended hereto as Attachment A is a true, correct and complete copy of resolutions adopted by the Board of Directors of the Corporation, authorizing the execution of the registration statement by power of attorney.


                                         IBM Credit Corporation

                                         By:/s/ John J. Shay, Jr.
                                         -------------------------
                                         John J. Shay, Jr.
                                         Secretary



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                                         ATTACHMENT A TO EXHIBIT (24)(B)

         RESOLVED, that the Board of Directors of the Corporation hereby authorizes (in addition to the authority previously granted by resolutions of the Board of Directors or the Pricing Committee thereof, all of which other resolutions remain in full force and effect on the date hereof) the issuance and sale by the Corporation of notes, debentures or other debt instruments (the "Indebtedness") of the Corporation from time to time under a registration statement to be filed with the Securities and Exchange Commission pursuant to these resolutions of an additional $10,000,000,000 of Indebtedness; and be it further

         RESOLVED, that the Indebtedness, for purposes of these resolutions, shall exclude all notes, debentures or other debt having a maturity of less than nine months at the time of issuance, and all notes issued to banks pursuant to lines of credit and all debt which is privately placed or sold pursuant to an exemption from the U.S. or other foreign securities laws. The Indebtedness shall include, without limitation, debt denominated in U.S. dollars or in a foreign currency computed at a conversion rate prevailing on dates determined by either the President, any Vice President, Treasurer or Assistant Treasurer to be relevant to the issuance of such Indebtedness, with such Indebtedness to be registered under the Securities Act of 1933 or sold pursuant to an exemption therefrom, or outside the scope thereof; and be it further

         RESOLVED, that the President, any Vice President, Treasurer or Assistant Treasurer or any of them acting individually be, and they hereby are, delegated full power and authority to authorize and approve the issuance of Indebtedness of the Corporation pursuant to any of the resolutions referenced herein, and, in connection therewith, to determine the terms and provisions of such Indebtedness and of the issuance and sale thereof, including, without limitation, the following: (I) the principal amount of such Indebtedness, (ii) the final maturity date of such Indebtedness and any sinking fund or other repayment provisions, (iii) the effective rate of interest of such Indebtedness,
(iv) the price at which such Indebtedness shall be sold by the Corporation, (v) the provisions, if any, for the redemption of such Indebtedness and the premiums, if any, to be paid upon any such redemption, (vi) the right to convert such Indebtedness into or exchange such Indebtedness for shares or other securities of the Corporation or any other corporation, (vii) the form, terms and provisions of any indentures, fiscal



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agency agreements or other instruments under which such Indebtedness may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder, (viii) the preparation and filing of all documents necessary or appropriate in connection with the registration of the Indebtedness under the Securities Act of 1933, the qualification of an indenture under the Trust Indenture Act of 1939 and the qualification under any other applicable Federal, foreign, state, local or other governmental requirements, (ix) the preparation of any offering memorandum or other descriptive material relating to the issuance of such Indebtedness, (x) the listing of the Indebtedness on any United States or non-United States stock exchange, and (xi) underwriting arrangements; and be it further

          RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized, and directed to prepare for filing with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933, a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, for a total amount which includes both the $10,000,000,000 authorized by these resolutions plus all amounts then available for issuance under Rule 429 pursuant to Registration Statement No. 333-42755, of Indebtedness of the Corporation that may be issued in the future pursuant to these resolutions, and that each of Walter S. Berman, Joseph C. Lane, Paula L. Summa, John V. Palermo, Cassio A. Calil, John J. Shay, Jr., and Joanne H. Barbrack be, and each of them is hereby vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Corporation to sign, or cause to be signed electronically, such registration statement (which may constitute a post-effective amendment to a registration statement previously filed with the SEC) and any and all amendments to the aforementioned registration statement, and to file said registration statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, and all actions in connection with the preparation, execution and filing of said registration statement with the SEC on behalf of and as attorneys for the Corporation are hereby ratified, approved and adopted in all respects; and be it further

         RESOLVED, that the President, any Vice President, Treasurer or Assistant Treasurer or any of them acting individually be, and they hereby are, authorized in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable in order to effect the registration or


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qualification (or exemption therefrom) of the Indebtedness for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction and political subdivisions thereof, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the ratification by the Corporation of the papers and documents so executed and the actions so taken; and be it further

         RESOLVED, that the Corporation is hereby authorized to list the Indebtedness on any public exchanges, and that the President, any Vice President, Treasurer or Assistant Treasurer, or any of them acting individually be, and they hereby are authorized on behalf of the Corporation to execute all listing applications, fee agreements and other documents in connection with the foregoing; and be it further

         RESOLVED, that the President, any Vice President, Treasurer or Assistant Treasurer, or any of them acting individually be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all expenses and taxes as in their own good judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and be it further

         RESOLVED, that the President, any Vice President, Treasurer or Assistant Treasurer or any of them acting individually shall have the authority to further delegate, in whole or in part, the authority provided in these Resolutions to any other officer or employee of the Corporation or any of its affiliates.


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